Exhibit 99.1

910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BRUSSELS DALLAS DUBAI HOUSTON LONDON	NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

June 29, 2023

TO:	THE ADDRESSEES ON APPENDIX A

Re:	SIGECO Securitization I, LLC Series 2023-A Senior Secured Securitization Bonds — U.S. Constitutional Issues

Ladies and Gentlemen:

We have acted as counsel to SIGECO Securitization I, L.L.C., a Delaware limited liability company (the “Issuer,” “issuing entity,” or “us”), and Southern Indiana Gas and Electric Company, an Indiana corporation (“SIGECO”), in connection with the purchase by the Issuer on the date hereof of the Securitization Property, as defined in the Sale Agreement referred to below, from SIGECO, the issuance by the Issuer of the Securitization Bonds referred to below, and the related transactions described below.

THE TRANSACTION

Pursuant to Senate Enrolled Act 386, adopted by the Indiana General Assembly in 2021, codified at Ind. Code §§ 8-1-40.5-1 through 8-1-40.5-19 (the “Securitization Act”), the Indiana Utility Regulatory Commission (the “Indiana Commission”) issued a financing order to SIGECO on January 4, 2023 (the “Financing Order”) authorizing SIGECO to issue Securitization Bonds to recover certain “qualified costs” as defined by the Securitization Act. On the date hereof, SIGECO has sold its rights, title and interests under the Financing Order, which became the Securitization Property upon such transfer, to the Issuer pursuant to the terms and conditions of that certain Securitization Property Purchase and Sale Agreement dated as of the date hereof (the “Sale Agreement”), by and between SIGECO and the Issuer and the related bill of sale dated as of the date hereof. Under the Securitization Property Servicing Agreement (the “Servicing Agreement”) dated as of the date hereof, by and between SIGECO, in its capacity as Servicer, and the Issuer, SIGECO has agreed to service the Securitization Property. Under the Administration Agreement dated as of the date hereof, by and between SIGECO, in its capacity as Administrator, and the Issuer, SIGECO has agreed to perform certain administrative services on behalf of the Issuer. On the date hereof, the Issuer has issued its Series 2023-A Senior Secured Securitization Bonds (the “Securitization Bonds”) under an Indenture dated as of the date hereof (the “Indenture”), by and between the Issuer and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), and as supplemented by that certain Series Supplement dated as of the date hereof relating to the Securitization Bonds by and between the Issuer and the Trustee.

As used herein, “Transaction Documents” means the above-referenced documents, and “Transaction” means the transactions contemplated by the Transaction Documents. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Indenture.

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OPINIONS REQUESTED

You have requested our opinion as to:

(a) whether the holders of the Securitization Bonds (the “Securitization Bondholders”) could challenge successfully under the Contract Clause of the United States Constitution (U.S. Const. art. 1, § 10; and herein the “Federal Contract Clause”) the constitutionality of any action by the State of Indiana (including the Indiana Commission) (the “State”) of a legislative character, including the repeal, amendment, or modification of the securitization provisions contained in Section 8-1-40.5-10 (the “Securitization Provisions”) of the Securitization Act or the Financing Order, that a court of competent jurisdiction would determine repeals, amends, or violates the pledge set forth in Section 8-1-40.5-16(b) of the Securitization Act (the “Pledge”), in a manner that substantially impairs the value of the Securitization Property, or substantially reduces, alters, or impairs the Securitization Charges as defined in the Servicing Agreement (except for annual and periodic true-up adjustments) (any such impairment being referred to herein as an “impairment”), prior to the time the Securitization Bonds are fully paid and discharged; and

(b) whether, under the Fifth Amendment to the United States Constitution, which provides in relevant part, “nor shall private property be taken for public use, without just compensation” (U.S. Const. amend. V; and herein the “Federal Takings Clause”), a reviewing court would find a compensable taking if the State takes action of a legislative character that repeals, amends or violates the Pledge, takes other action in contravention of the Pledge, or takes action to rescind or amend the Financing Order that the court concludes (i) permanently appropriates the Securitization Property or Securitization Charges (except for annual and periodic true-up adjustments) or denies all economically productive use of the Securitization Property or the Securitization Charges (except for annual and periodic true-up adjustments); or (ii) destroys the Securitization Property or the Securitization Charges (except for annual and periodic true-up adjustments) other than in response to emergency conditions; or (iii) substantially impairs the value of the Securitization Property or a substantial property interest of the Securitization Bondholders in the Securitization Property or the Securitization Charges (except for annual and periodic true-up adjustments), and deprives the Securitization Bondholders of their reasonable expectations arising from their investments in the Securitization Bonds (a “taking”).

FACTS AND ASSUMPTIONS

In connection with rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Sale Agreement; (ii) the Indenture; (iii) the Registration Statement on Form SF-1 (Registration Statement Nos. 333-270851 and 333-270851-01) of the Issuer, as the Issuing Entity, and SIGECO, as Sponsor, Depositor and Initial Servicer (including the prospectus and prospectus supplement included therein) initially filed with the Securities and Exchange Commission on March 24, 2023,

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as amended and as declared effective by the Securities and Exchange Commission with respect to the Securitization Bonds (referred to throughout this opinion letter as the “Registration Statement”); (iv) the Securitization Provisions of the Securitization Act; (v) the Financing Order; and (vi) such other documents relating to the Transaction as we have deemed necessary or advisable as a basis for such opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties to such documents had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, including the Transaction Documents, and the validity and binding effect thereof. The determination of whether a legislative action constitutes a substantial impairment of a particular contract is a fact-specific analysis, and nothing herein expresses an opinion as to how a court of competent jurisdiction would resolve that issue. Therefore, we assume for purposes of this opinion that any impairment of the value of the Securitization Bonds and the Securitization Property resulting from a challenged Indiana legislative action would be substantial under the Federal Contract Clause.

We have made no independent investigation of the facts referred to herein, and with respect to such facts have relied, for the purpose of rendering this opinion letter and except as otherwise stated herein, exclusively on the statements contained and matters provided for in the Transaction Documents, the Registration Statement, and such other documents relating to the Transaction as we deemed advisable, including the factual representations, warranties, and covenants contained therein as made by the respective parties thereto.

Members of this firm are admitted to the bar of the State of Texas. Our opinions set forth below are limited to the federal laws of the United States of America as in effect on the date hereof. We express no opinion herein as to the laws of any jurisdiction other than the federal laws of the United States of America other than to the extent specifically referred to herein.

PLEDGE OF THE STATE OF INDIANA

Section  8-1-40.5-16(b) of the Securitization Act sets forth a pledge by the State “for the benefit and protection of financing parties and electric utilities under this chapter” in a securitization transaction contemplated by the Securitization Provisions of the Securitization Act. The Securitization Act defines “financing party” to mean “a holder of securitization bonds,” and the term also “includes a trustee, a collateral agent, or any other person acting for the benefit of the holder.” Ind. Code § 8-1-40.5-5(a)-(b). Section 8-1-40.5-16(b) states:

(b) The state pledges, for the benefit and protection of financing parties and electric utilities under this chapter, that it will not:

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(1) take or permit any action that would impair the value of securitization property; or

(2) reduce or alter, except as authorized by section 12(c) of this chapter, or impair securitization charges to be imposed, collected, and remitted to financing parties under this chapter;

until the principal, interest, and premium, and other charges incurred, or contracts to be performed, in connection with the related securitization bonds have been paid or performed in full.

Id. § 8-1-40.5-16(b).1 Section 8-1-40.5-16(b) of the Securitization Act also authorizes the Issuer to “include the pledge set forth in this subsection in any documentation relating to those bonds.” Id. We note that the Pledge is quoted in the Securitization Bonds and in the Indenture.

[1]	Section 8-1-40.5-12(c) of the Securitization Act provides:

(c) A financing order must include a mechanism requiring that securitization charges be reviewed and adjusted by the commission at least annually. Each year, not earlier than forty-five (45) days before the anniversary date of the issuance of securitization bonds under the financing order, and not later than the anniversary date of the issuance of the securitization bonds, the electric utility shall submit to the commission an application to do the following:

(1) Correct any overcollections or undercollections of securitization charges during the twelve (12) months preceding the date of the filing of the electric utility’s application under this section. For the first annual review under this section, the electric utility shall correct for any overcollections or undercollections of securitization charges during those months:

(A) that precede the date of the filing of the electric utility’s application under this section; and

(B) in which securitization charges were collected.

(2) Ensure, through proposed securitization charges, as set forth by the electric utility in the application, the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the securitization bonds.

The commission shall review the application, including the electric utility’s proposed securitization charges. The review of the filing must be limited to determining whether the application contains any mathematical or clerical errors in the application of the formula-based mechanism relating to the appropriate amount of any overcollection or undercollection of the securitization charges and the amount of an adjustment. If the proposed securitization charges have been appropriately calculated, the commission shall issue an order approving the application and the proposed securitization charges not later than forty-five (45) days after the filing of the application. The commission shall approve any revisions to securitization charges under this subsection without conducting an evidentiary hearing. At any time during a calendar year, an electric utility may, on its own initiative, file an application with the commission under this section as the electric utility may determine to be necessary to meet the requirements set forth in subdivisions (1) and (2). The commission shall review any application filed by an electric utility outside of the annual review schedule, including the electric utility’s proposed securitization charges, and if the proposed securitization charges have been appropriately calculated issue an order approving the application and the proposed securitization charges not later than forty-five (45) days after the filing of the application.

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ANALYSIS

If Indiana were to take action of a legislative character—including the repeal, amendment, or modification of the Securitization Provisions of the Securitization Act—that a court would determine violates the Pledge in a manner that substantially impairs the value of the Securitization Property or substantially reduces, alters, or impairs the Securitization Charges, such action would raise issues under the Contract Clause and/or the Takings Clause of the United States Constitution. A court could invalidate such an action if it were found to violate either of those constitutional provisions. We address each of those provisions in turn.

A. The Federal Constitution’s Contract Clause

The Federal Constitution prohibits Indiana from passing any law “impairing the Obligation of Contracts.” U.S. CONST. art. I § 10. A court’s review under the Contract Clause varies depending on whether the contract at issue is a private contract or a state contract. The U.S. Supreme Court has indicated that “impairments of a State’s own contracts would face more stringent examination under the Contract Clause than would laws regulating contractual relationships between private parties,” although “private contracts are not subject to unlimited modification under the police power.” Allied Structural Steel Co. v. Spannaus, 438 U.S. 234, 244 n.15 (1978) (quoting U.S. Tr. Co. v. New Jersey, 431 U.S. 1, 22-23 (1977) (citation and internal quotation marks omitted)); see also Energy Reserves Grp., Inc. v. Kansas Power & Light Co., 459 U.S. 400, 413 n.14 (1983) (“In almost every case, the Court has held a governmental unit to its contractual obligations when it enters financial or other markets.”).

1. Private Contracts

To prevail on a claim that state legislation unconstitutionally impairs the obligation of a contract to which the State is not a party, the plaintiff must demonstrate that the statute impairs contractual rights or obligations. Nat’l R.R. Passenger Corp. v. Atchison, 470 U.S. 451, 472 (1985). If there is an impairment, then the reviewing court must determine whether that impairment is substantial enough to constitute an unconstitutional impairment of the parties’ rights or obligations. See id. (noting that “[i]f the alteration of contractual obligations is minimal, the inquiry may end at this stage”).

In determining whether a law unconstitutionally impairs the obligations of a private contract, the courts consider a variety of factors. In Allied Structural Steel and in Home Bldg. & Loan Ass’n v. Blaisdell, 290 U.S. 398 (1934), the U.S. Supreme Court explicitly weighed five such considerations: (1) whether the law was enacted pursuant to an “emergency”; (2) whether the law was enacted to “protect a basic societal interest, not a favored group”; (3) whether the relief was “appropriately tailored to the emergency that it was designed to meet”; (4) whether the imposed conditions were “reasonable”; and (5) whether “the legislation was limited to the duration of the emergency.” Allied Structural Steel, 438 U.S. at 242 (citing Blaisdell, 290 U.S. at 444-47).

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The U.S. Supreme Court has since marshaled those considerations into a three-step test. See Energy Reserves Grp., 459 U.S. at 411-13. Courts first consider whether the state law operates as a substantial impairment of a contractual relationship. Id. at 411. (For the purposes of this opinion letter, we assume that the impairment is substantial.) Where there is a substantial impairment, the State must demonstrate that the regulation had a significant and legitimate public purpose. Id. Once such a purpose is identified, courts will consider whether the regulation’s adjustment of rights and responsibilities is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the measure’s adoption. Id. at 412-13; see also Wisconsin Cent. Ltd. v. Pub. Serv. Comm’n of Wisconsin, 95 F.3d 1359, 1371 (7th Cir. 1996) (reciting the three-step test provided in Energy Reserves Group).

a. Existence of a Contract

A claim that state legislation impairs a private contractual right or obligation necessarily requires that a private contractual right or obligation exist. See Nat’l R.R., 470 U.S. at 472.

b. Legitimate Public Purpose

If Indiana were to enact legislation that substantially impairs contractual rights or obligations, a court considering a challenge to that enactment would inquire whether “the adjustment of the rights and responsibilities is based upon reasonable conditions and is of a character appropriate to the public purpose justifying the legislation’s adoption.” Energy Reserves Grp., 459 U.S. at 412 (brackets, quotation marks omitted). Where the State is not a party to the contract, the court will “defer to legislative judgment as to the necessity and reasonableness of a particular measure.” Id. at 413. “[T]he State . . . must have a significant and legitimate public purpose behind the regulation, such as the remedying of a broad and general social or economic problem.” Id. at 411-12 (citations omitted). The State must be acting pursuant to its “police power, rather than providing a benefit to special interests.” Id. at 412.

In judging necessity, the U.S. Supreme Court has considered the context in which the law was enacted. In Blaisdell, the state legislation was justified as a response to the lodestar of economic emergencies, the Great Depression. 290 U.S. at 442, 444. In Allied Structural Steel, by contrast, the Court held that general concern about pensions was not by itself a sufficient emergency; nor had the government declared an official emergency. 438 U.S. at 249. Finally, in Energy Reserves Group, the Court noted—in the course of rejecting a Contract Clause challenge—that the Kansas statute at issue had been enacted to protect consumers from the escalation of natural gas prices caused by recent deregulation. 459 U.S. at 416-17. Judgment of this factor’s application to hypothetical Indiana legislation is impossible without knowledge of the context in which that legislation is passed; in any event, the case law makes clear that courts give greater deference to legislative action seeking to address situations deemed to be emergencies.

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The U.S. Supreme Court has also considered, on the question of justification, whether the challenged law was passed to protect broad societal interests or merely to benefit some to the detriment of others. In Blaisdell, the Supreme Court approved a law treating all debtors and creditors alike. The statute had not been passed “for the mere advantage of particular individuals but for the protection of a basic interest of society.” 290 U.S. at 445. In Allied Structural Steel, by contrast, the Supreme Court criticized a law that affected only some employers (those closing offices in Minnesota) and that took aim “only at those who had in the past been sufficiently enlightened as voluntarily to agree to establish pension plans for their employees.” 438 U.S. at 249-50.

c. Reasonableness

Finally, the conditions set by the law must be reasonable in light of their justification. In Blaisdell, the emergency regulations regarding mortgage recourse were deemed “reasonable” because they did not wholly eviscerate mortgage obligations; rather, they merely extended the period for redemption following a foreclosure. Moreover, the act was not of indefinite duration, but was time-limited (albeit subject to extension). 290 U.S. at 446-48. In Allied Structural Steel, by contrast, the statute—which “impos[ed] a sudden, totally unanticipated, and substantial retroactive obligation upon the company to its employees”—“was not enacted to deal with a situation remotely approaching the broad and desperate emergency economic conditions of the early 1930’s—conditions of which the Court in Blaisdell took judicial notice.” 438 U.S. at 249. In Energy Reserves Group, the U.S. Supreme Court noted that the Kansas gas price caps applied to only a small amount of gas consumed in the State, and that the law reintroduced certainty to a market otherwise operating under “indefinite price escalator clauses.” 459 U.S. at 418. Importantly, the court conducted that analysis “in light of the deference to which the Kansas Legislature’s judgment is entitled.” Id. If Indiana were to enact legislation substantially impairing the obligations of contract, then the courts would invalidate the legislation if it was unreasonable in relation to the conditions put forth to justify its enactment.

2. State Contracts

a. Existence of a Contract

To prevail on a claim that state legislation unconstitutionally impairs the obligation of a contract to which the State is a party, the plaintiff must first demonstrate the existence of such a contract. Nat’l R.R., 470 U.S. at 465. Courts have held that, “absent some clear indication that the legislature intends to bind itself contractually, the presumption is that ‘a law is not intended to create private contractual or vested rights but merely declares a policy to be pursued until the legislature shall ordain otherwise.’” Id. at 465-66 (quoting Dodge v. Bd. of Educ., 302 U.S. 74, 79 (1937)). “Policies, unlike contracts, are inherently subject to revision and repeal, and to construe laws as contracts when the obligation is not clearly and unequivocally expressed would be to limit drastically the essential powers of a legislative body.” Id. at 466. “But when a legislature uses contractual language that induces public reliance, it can create an enforceable contract . . . .” Elliott v. Bd. of Sch. Trustees of Madison Consol. Sch., 876 F.3d 926, 932 (7th Cir. 2017).

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National Railroad identified two principal considerations in determining whether a legislative act creates a contractual obligation. First, if the legislation “provides for the execution of a written contract on behalf of the state the case for an obligation binding upon the state is clear. But absent an adequate expression of an actual intent of the state to bind itself,” the finding of a contract is less likely. Id. at 466-67 (internal quotation marks and citations omitted, emphasis omitted). Section 8-1-40.5-16(b) of the Securitization Act, detailing the State’s Pledge, authorizes parties to execute written contracts incorporating the Pledge, but whether that suffices to manifest the State’s intent to “bind” itself is less obvious. Ind. Code § 8-1-40.5-16(b). Section 8-1-40.5-16(a) of the Securitization Act maintains that the “Securitization bonds are not: (1) a debt or obligation of the state; or (2) a charge on the state’s full faith and credit or on the state’s taxing power”—a statement that appears to disclaim governmental financial liability for the bonds themselves. Id. § 8-1-40.5-16(a). But to say that Indiana did not bind itself, by contractual obligation, to make payment on or financially backstop Securitization Bonds is not the same as to say that the State did not bind itself to not enact countervailing legislation. In Section 8-1-40.5-16(b) of the Securitization Act, the State expressly “pledges, for the benefit and protection of financing parties and electric utilities under this chapter, that it will not” “take or permit any action that would impair the value of securitization property” or “reduce or alter, except as authorized by section 12(c) of this chapter, or impair securitization charges” until the “principal, interest, and premium, and other charges incurred, or contracts to be performed, in connection with the related securitization bonds have been paid or performed in full.” Id. § 8-1-40.5-16(b). That statement is, by its terms, a promise. And the State demonstrated its intent for parties to rely on the promise when ordering their affairs by authorizing the Pledge’s inclusion in specified contracts, albeit ones to which the State is not a signatory. Id.

The text of the Pledge compares favorably with the legislation at issue in National Railroad. Indeed, in authorizing inclusion of the Pledge in contracts and thereby outlining the terms on which private parties may execute contracts, Indiana included none of the express reservations found in the statute at issue in National Railroad. For example, in National Railroad, the U.S. Supreme Court noted that, “lest there be any doubt . . . Congress ‘expressly reserved’ its rights to ‘repeal, alter, or amend the Act at any time.’” 470 U.S. at 467. In marked contrast, Indiana issued no such reservation in the Securitization Act and, indeed, “pledge[d],” for the “protection” of financing parties and electric utilities, to not “take or permit any action that would impair the value” of the Securitization Property, or that would “reduce or alter . . . or impair” the Securitization Charges (other than those specified in Section 8-1-40.5-12(c)) which are specified in the Securitization Bond contracts. Ind. Code § 8-1-40.5-16(b). That language weighs in favor of finding a binding contractual obligation on the State. Indeed, it is similar to the language conceded to create a contractual obligation in U.S. Trust, 431 U.S. at 9-10, 17-18. Unlike the statute construed in National Railroad, the Indiana Pledge expressly uses the word “pledges” in its assurance.

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Indiana ex rel. Anderson v. Brand, 303 U.S. 95 (1938), is also relevant. In Brand, the Supreme Court held that the Indiana Teachers’ Tenure Act formed a contract between the state and specified teachers because the statutory language showed a clear contractual intent. See id. at 105. Specifically, the Court based its decision on the legislature’s repeated and intentional use of the word “contract” throughout the statute to describe the legal relationship between the state and the impacted teachers. Id. at 105. “The title of the act,” too, was “couched in terms of contract,” and “[t]he tenor of the act indicate[d] that the word ‘contract’ was not used inadvertently or in other than its usual legal meaning.” Id. That said, the situation in Brand differed from that presented here because the obligation was appended to another existing contract between the state government and the complaining teacher. Id. at 97. Nevertheless, like the language of the covenant considered in Brand, the language of the Indiana Pledge manifests the legislature’s intent to bind the State. In particular, the Indiana Pledge provides, in pertinent part, that “[t]he state pledges, for the benefit and protection of financing parties and electric utilities under this chapter, that it will not” take the actions specified. Ind. Code § 8-1-40.5-16(b). Similar to the word “contract” in Brand, the term “pledges” evidences a desire to create rights of a contractual nature enforceable against the State. And “[t]he tenor” of the State Pledge, as in Brand, indicates that those words were “not used inadvertently or in other than [their] usual legal meaning.” Brand, 303 U.S. at 105. The language indicates the State’s intent to be bound vis-à-vis any holders of Securitization Bonds and supports the conclusion that the Pledge constitutes a contractual relationship between the State and the Securitization Bondholders.2

Second, National Railroad suggests that an “atmosphere of pervasive prior regulation” weighs against finding a contract. 470 U.S. at 468-69. In that case, however, the atmosphere was explicitly reinforced by express reservation of the power to repeal. Id. at 469. The Indiana Pledge here has no such express reservation and actually promises that the state “will not”:

(1) take or permit any action that would impair the value of securitization property; or

(2) reduce or alter, except as authorized by section 12(c) of this chapter, or impair securitization charges to be imposed, collected, and remitted to financing parties under this chapter;

until the principal, interest, and premium, and other charges incurred, or contracts to be performed, in connection with the related securitization bonds have been paid or performed in full.

Ind. Code § 8-1-40.5-16(b). An “atmosphere of pervasive prior regulation” may weigh against the reasonable expectation that further regulation is not forthcoming. Nat’l R.R. 470 U.S. at 468. But the Indiana Pledge’s strong statement appears specifically designed to disavow and forestall the expectation of further regulation that would interfere with the collection of charges financing the Securitization Bonds (e.g., reducing, altering, or impairing the Securitization Charges), or that would otherwise substantially impair the value of Securitization Property.

[2]

In another case, the U.S. Supreme Court held that a general act modifying corporate charters constituted a contractual relationship, but there the legislation provided that it “shall not go into effect or be binding upon [a] company until the said company . . . shall have signified its assent hereto . . . .” New Jersey v. Yard, 95 U.S. 104, 110 (1877). In effect, the State had given private parties the power to “accept” its “offer.” See id.; cf. U.S. Trust., 431 U.S. at 17-18 (noting that parties did not contest that legislation created a contractual obligation).

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b. Reserved Powers Doctrine

Assuming a contract and legislation that substantially impairs the obligation of that contract, the contract would not be enforceable if it purported to “bargain away” the “reserved powers” of the State. U.S. Trust, 431 U.S. at 23, 25. That is, even if Indiana intended to be contractually bound, it must be within the State’s power to create that obligation. Generally speaking, while a State can “contract[] away” its power to tax and spend in the future, it cannot do the same with its power of eminent domain or its police power. Id. at 23-25 & n.21. Regulation of utilities is one of the police powers of the States. See Pacific Gas & Elec. Co. v. State Energy Res. Conservation & Dev. Comm’n, 461 U.S. 190, 205 (1983) (“Need for power facilities, their economic feasibility, and rates and services, are areas that have been characteristically governed by the States.”).

In our opinion, the Pledge does not constitute an impermissible attempt to “contract away” the police power of the State of Indiana. The State has merely pledged not to reduce, alter, or impair the Securitization Charges (other than those specified in Section 8-1-40.5-12(c)) that will fund repayment of the Securitization Bonds or impair the value of the Securitization Property, which includes the right to impose and collect charges under the terms of the Financing Order. Health and safety regulations regarding the transmission or distribution of electricity going forward likely will not affect these charges. Nor can the Pledge be read as contracting away any power to regulate the safety of electric utility properties. Therefore, the reserved-powers doctrine likely would not preclude a court from holding that violation of the terms of the Pledge constitutes a violation of the Contract Clause of the United States Constitution.

c. Justification

A state’s impairment of its own contract may withstand judicial scrutiny if the state’s action is undertaken in response to “a significant and legitimate public purpose.” Energy Reserves Grp., 459 U.S. at 411-12 (citing U.S. Tr., 431 U.S. at 22). Put another way, impairment of a state contract “may be constitutional if it is reasonable and necessary to serve an important public purpose.” U.S. Trust, 431 U.S. at 25; see also Elliott, 876 F.3d at 936 (“If the impairment is both reasonable and necessary for an important public purpose, then the law does not violate the Contract Clause.”). The courts will defer at least to some extent to the legislature’s judgment on the subject, but the state is not given unlimited discretion: “a state is not free to impose a drastic impairment when an evident and more moderate course would serve its purposes equally well.” U.S. Trust, 431 U.S. at 31. Whether an impairment is justified by being reasonable and necessary to serve an important public purpose is case-specific and depends on the facts and circumstances surrounding any such impairment. See id. at 29-32. However, as noted above, a state faces stricter scrutiny when attempting to impair or abrogate a contract to which it is a party. See Chicago Bd. of Realtors, Inc. v. City of Chicago, 819 F.2d 732, 737 (7th Cir. 1987) (“[W]hen the state or its agent is not a party to the contract impaired by the challenged law, the court’s scrutiny is relaxed.”).

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3.	Conclusion: Availability of Injunctive and Declaratory Relief

Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions (including the assumption that any impairment would be “substantial”) set forth in this opinion letter, that a reviewing court would conclude that the State Pledge (i) creates a binding contractual obligation of the State of Indiana for purposes of the Federal Contract Clause and (ii) unless the State’s action is a reasonable exercise of its sovereign powers and is of a character reasonable and appropriate to the public purpose justifying such action, provides a basis upon which the Securitization Bondholders (or the Trustee acting on their behalf) could challenge successfully, under the Federal Contract Clause, the constitutionality of any action by the State (including the Indiana Commission) of a legislative character, including the repeal, amendment, or modification of the Securitization Provisions of the Securitization Act or the recission or amendment of the Financing Order, that a court would determine violates the Pledge in a manner that substantially impairs the value of the Securitization Property, or substantially reduces, alters, or impairs the Securitization Charges (other than as specified in Section 8-1-40.5-12(c)).

If Indiana legislation did violate the Federal Contract Clause, then holders and the issuer of Securitization Bonds could file suit in federal court against the appropriate state executive officers responsible for enforcing the unconstitutional legislation, requesting injunctive relief to prevent enforcement of the new measure. See Ex Parte Young, 209 U.S. 123, 159-60 (1908).3 The provision of injunctive relief would be subject to judicial discretion and would require a showing that (1) the party seeking an injunction is likely to succeed on the merits, (2) immediate and irreparable harm would occur if the injunction does not issue, (3) the equities preponderate in favor of the moving party, and (4) public interest favors the issuance of an injunction. See, e.g., Winter v. Natural Res. Def. Council, Inc., 555 U.S. 7, 20 (2008). In addition, declaratory relief would be available subject to the court’s discretion. 28 U.S.C. § 2201(a) (“[A]ny court of the United States … may declare the rights and other legal relations of any interested party seeking such declaration, whether or not further relief is or could be sought.”); Wilton v. Seven Falls Co., 515 U.S. 277, 282-83 (1995) (explaining that “district courts possess discretion in determining whether and when to entertain an action under the Declaratory Judgment Act”). Finally, as noted below, infra p. 15, the availability of injunctive and declaratory relief might be limited where the State’s actions constitute an unconstitutional “taking” for which the aggrieved party can recoup money damages at law.

[3]

The complainants would not be able to sue the State of Indiana for damages resulting from the federal constitutional violation, because the State would be immune from suit under the 11th Amendment to the United States Constitution, unless it waived such immunity. See, e.g., North Carolina v. Temple, 134 U.S. 22, 25, 30 (1890) (holding that North Carolina enjoys sovereign immunity from claimed violation of Federal Contract Clause) (citing Ex Parte Ayers, 123 U.S. 443 (1887)). The complainants, however, would be able to sue individual officers for injunctive relief under Ex Parte Young.

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B.	The Federal Constitution’s Takings Clause

The Takings Clause of the Fifth Amendment to the United States Constitution states: “nor shall private property be taken for public use, without just compensation.” That provision is made applicable to the States via the Fourteenth Amendment. Webb’s Fabulous Pharmacies v. Beckwith, 449 U.S. 155, 160 (1980). The Takings Clause covers both tangible and intangible property. Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1002-03 (1984). Outside of a limited category of “per se” takings, challenges to legislation pursuant to the Takings Clause are decided on a case-by-case basis. Penn Cent. Transp. Co. v. City of New York, 438 U.S. 104, 124 (1978); Ruckelshaus, 467 U.S. at 1005.

1.	The Existence of Property Rights

Whether the enactment of legislation that repeals, amends, or modifies the Securitization Provisions of the Securitization Act providing for, authorizing, or supporting the collection of charges financing the Securitization Bonds, or that otherwise substantially impairs the value of Securitization Property, in violation of the Pledge, constitutes an unlawful “taking” turns primarily on whether a court would conclude that “property” has been appropriated by the government. “Because the Constitution protects rather than creates property interests, the existence of a property interest is determined by reference to ‘existing rules or understandings that stem from an independent source such as state law.’” Phillips v. Washington Legal Found., 524 U.S. 156, 164 (1998) (quoting Board of Regents of State Colleges v. Roth, 408 U.S. 564, 577 (1972)); accord Webb’s Fabulous Pharmacies, 449 U.S. at 161.

The extent to which contracts are “property” for purposes of the Takings Clause is unsettled. Urban Developers LLC v. City of Jackson, Miss., 468 F.3d 281, 303 (5th Cir. 2006) (“It is an unsettled question . . . the extent to which many jurisdictions will recognize as protected by the Takings Clause a property right in contract.” (citing United States v. Security Indus. Bank, 459 U.S. 70 (1982); Eastern Enters. v. Apfel, 524 U.S. 498 (1998) (Kennedy, J., concurring in the judgment and dissenting in part); Thomas W. Merrill, The Landscape of Constitutional Property, 86 Va. L. Rev. 885, 990-96 (2000)).

The Supreme Court has held “the fact that legislation disregards or destroys existing contractual rights does not always transform the regulation into an illegal taking.” Connolly v. Pension Benefit Guar. Corp., 475 U.S. 211, 224 (1986). “Contracts may create rights of property, but when contracts deal with a subject matter which lies within the control of Congress, they have a congenital infirmity. Parties cannot remove their transactions from the reach of dominant constitutional power by making contracts about them.” Id. at 223-24. The Court continued: “If the regulatory statute is otherwise within the powers of Congress, therefore, its application may not be defeated by private contractual provisions. For the same reason, the fact that legislation disregards or destroys existing contractual rights does not always transform the regulation into an illegal taking.” Id. at 224. At the same time, the Court made clear the limits of its holding: “This is not to say that contractual rights are never property rights or that the Government may always take them for its own benefit without compensation. But here, the United States has taken nothing for its own use, and only has nullified a contractual provision limiting liability by imposing an additional obligation that is otherwise within the power of Congress to impose.” Id.

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The Seventh Circuit has given mixed signals on this point. In Pittman v. Chicago Board of Education, 64 F.3d 1098 (7th Cir. 1995), the court broadly stated that “‘property’ as used in th[e Takings Clause] . . . does not extend to contracts.” Id. at 1104; see also Squires-Cannon v. Forest Pres. Dist. of Cook Cnty., 897 F.3d 797, 804 n.3 (7th Cir. 2018) (“[W]hen a contract between a private party and the Government creates the property right subject to a Fifth Amendment claim, the proper remedy for infringement lies in contract, not taking.” (quoting Clear Creek Cmty. Servs. Dist. v. United States, 132 Fed. Cl. 223, 262 (2017)); Peick v. Pension Ben. Guar. Corp., 724 F.2d 1247, 1276 (7th Cir. 1983) (“Appellants identify no interests other than their purely contract-based ‘right’ to avoid liability for further contributions to the pension plans in which they participate. Because this contractual right in no way constitutes a type of distinct and identifiable ‘property,’ we need not even reach the question of whether there was a ‘taking’ in this case.”). Yet its cited authority for that statement, Pro-Eco, Inc. v. Board of Commissioners of Jay County, 57 F.3d 505 (7th Cir. 1995), took a more nuanced approach. To be sure, the court in Pro-Eco held that the option contract at issue “to buy real estate in Jay County is not a property interest protected by the Takings Clause.” Id. at 510. But it based that conclusion in large part on Indiana law’s view that “options to buy real estate do not create property rights in real estate” and in fact may not even qualify as “regular contract[s].” Id. The court also cited “the U.S. Supreme Court’s position on the status of contracts under the Takings Clause” as further support for its holding. Id. That is why it concluded that, “[i]n short, the Board did not ‘interfere with interests that were sufficiently bound up with the reasonable expectations of the claimant to constitute “property” for Fifth Amendment [Takings Clause] purposes.’” Id. at 510-11 (quoting Penn Centr., 438 U.S. at 124-25). Davon, Inc. v. Shalala, 75 F.3d 1114 (7th Cir. 1996), also signals that contracts may create property rights in certain circumstances in the Seventh Circuit. Again, although the court held that the statute at issue did not constitute a taking, it considered in the analysis whether the plaintiffs’ “had reasonable expectations based on their contractual promises.” Id. at 1129.

In any event, the core question remains whether there exists “a property interest” based on “‘existing rules or understandings that stem from an independent source such as state law.’” Phillips, 524 U.S. at 164 (quoting Roth, 408 U.S. at 577). On that score, because Indiana law expressly makes the Securitization Property specified in a financing order “a present property right for purposes of contracts concerning the sale or pledge of property,” it is likely that a court would hold that the Securitization Property is a compensable property interest under the Federal Takings Clause. See Ind. Code § 8-1-40.5-11(b) (“Securitization property constitutes a present property right for purposes of contracts concerning the sale or pledge of property, even if the imposition and collection of securitization charges depend on further acts of the electric utility or others that have not yet occurred. The securitization property continues to exist, and the financing order under which the securitization property arises remains in effect, for the same period as the pledge of the state under section 16(b) of this chapter.”).

2.	The “Taking” of Property Rights

To determine whether a property right has been unconstitutionally invaded, the U.S. Supreme Court has focused on three factors of “‘particular significance’: (1) ‘the economic impact of the regulation on the claimant’; (2) ‘the extent to which the regulation has interfered with distinct investment-backed expectations’; and (3) ‘the character of the governmental action.’” Connolly, 475 U.S. at 225 (quoting Penn Cent., 438 U.S. at 124).

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In Connolly, Congress enacted a requirement that employers pay a fixed and certain amount to the Pension Benefit Guaranty Corporation to cover the company’s “unfunded vested benefits.” 475 U.S. at 217. The plaintiffs, a group of employers, sued on the grounds that, because the terms of the trust agreements that they had executed with their employees required the employers to pay a lesser contribution, the new federal requirements of additional payments impaired the employers’ rights under the trust agreements. Id. at 217-20. Although the U.S. Supreme Court acknowledged that the legislation “completely deprives” employers of the additional funds that they would now have to pay to satisfy the statutory requirement, id. at 225-26, it noted that pension plans long had been the subject of extensive government oversight: “‘Those who do business in the regulated field cannot object if the legislative scheme is buttressed by subsequent amendments to achieve the legislative end.’” Id. at 227 (quoting FHA v. The Darlington, Inc., 358 U.S. 84, 91 (1958)). Consequently, those operating in an area subject to pervasive government regulation generally cannot have a reasonable investment-backed expectation that regulations will not change. Id. at 227. The U.S. Supreme Court further observed that the government, in passing the challenged legislation, did not “physically invade or permanently appropriate any of the employer’s assets for its own use.” Id. at 225.

In United States v. Security Industrial Bank, 459 U.S. 70 (1982), the U.S. Supreme Court considered a challenge to a bankruptcy reform statute. The creditor plaintiffs argued that the bill’s modification of a bankruptcy law—allowing debtors to avoid pre-modification liens on debtor property—constituted an unconstitutional “taking” of the creditors’ property rights in the liens. Id. at 72-74. Although the government’s action involved no physical occupation of the plaintiffs’ property, the U.S. Supreme Court stressed that “[t]he total destruction by the government of all compensable value of these liens, which constitute compensable property, has every possible element of a Fifth Amendment ‘taking’ and is not a mere ‘consequential incidence’ of a valid regulatory measure.” Id. at 77 (quoting Armstrong v. United States, 364 U.S. 40, 48 (1960)). To avoid this apparent constitutional infirmity, the U.S. Supreme Court construed the legislation as applying only to lien interests vesting after the legislation took effect. Id. at 81-82.

It is our opinion that the enactment of legislation that repeals, amends, or modifies the Securitization Provisions of the Securitization Act providing for, authorizing, or supporting the collection of charges financing the Securitization Bonds, or that otherwise substantially impairs the value of Securitization Property, without just compensation, likely would be deemed an unconstitutional taking of property akin to that in Security Industrial Bank if the act appropriates a substantial property interest of the Securitization Bondholders in the Securitization Property and deprives the Securitization Bondholders of their reasonable expectations arising from their investments in the Securitization Bonds. That conclusion is based primarily on the application of the second of the three Connolly factors, “the extent to which the regulation has interfered with distinct investment-backed expectations.” The enactment of such legislation would levy retroactive burdens on the contracting parties despite clear “investment-backed” expectations—expectations specifically promoted and endorsed by the Indiana legislature in promulgating the Pledge and in encouraging contracting parties to include the Pledge in Securitization Bond documentation. That the Indiana legislature made the Pledge “for the benefit and protection of financing parties and electric utilities under this chapter” makes the expectations of those parties all the more reasonable. Ind. Code § 8-1-40.5-16(b).

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The first of the Connolly factors—“the economic impact of the regulation on the claimant”—would also favor holders and the Issuer of Securitization Bonds where, as is assumed for present purposes, the modification of relevant portions of the Securitization Provisions of the Securitization Act is substantial and the act appropriates a substantial property interest of the Securitization Bondholders in the Securitization Property and deprives the Securitization Bondholders of their reasonable expectations arising from their investments in the Securitization Bonds. If Indiana were to enact legislation that repeals, amends, or modifies the Securitization Provisions of the Securitization Act providing for, authorizing, or supporting the collection of charges financing the Securitization Bonds, or that otherwise substantially impairs the value of Securitization Property, then the economic impact on Securitization Bondholders would be great.

The third Connolly factor—the character of the government’s action—does not appear significant. Id. There is no actual physical invasion of property. But actual physical invasion of the property is not a necessary condition to a successful takings claim.

3.	Enforcement of the “Just Compensation” Provision

An aggrieved property owner may claim a violation of the U.S. Constitution’s Takings Clause “as soon as a government takes his property for public use without paying for it . . . . And the property owner may sue the government at that time in federal court for the ‘deprivation’ of a right ‘secured by the Constitution.’” Knick v. Twp. of Scott, 139 S. Ct. 2162, 2170 (2019) (quoting 42 U.S.C. § 1983). However, “[t]he Fifth Amendment does not require that compensation precede the taking.” Ruckelshaus, 467 U.S. at 1016. Injunctions are not available against a state government to remedy an alleged Takings Clause violation when a suit for compensation can be brought against the sovereign after the taking. Id.

As a general matter, “[t]he government cannot be sued, except with its own consent.” McElrath v. United States, 102 U.S. 426, 440 (1880). The Seventh Circuit has distinguished Knick on the basis that it “involved a suit against a town” rather than a suit “against a state” and noted that “states enjoy sovereign immunity.” Pavlock v. Holcomb, 35 F.4th 581, 589 (7th Cir. 2022). Building on that reasoning, the Seventh Circuit noted that “[e]very circuit to consider the question has held that Knick did not change states’ sovereign immunity from takings claims for damages in federal court, so long as state courts remain open to those claims.” Id. But the court stopped short of taking a position on that question. Accordingly, so long as Indiana state courts are “open to” federal takings claims—and they appear to be, see Indiana Dep’t of Nat. Res. v. Houin, 191 N.E.3d 241, 248-51 (Ind. Ct. App. 2022) (awarding relief on a takings claim brought under both the Fifth Amendment and the Indiana Constitution)—then there is a well-supported argument that sovereign immunity would prohibit pursuit of that claim in federal court, unless the State has waived its sovereign immunity. Pavlock, 35 F.4th at 589. In any event, the enforcement of legislation that effects a taking could be enjoined by a suit against state officers if monetary relief were unavailable, subject to the four considerations set forth above. See supra p. 11. Thus, to the extent that there is a taking without just compensation and just compensation is unavailable through state or federal procedures, the Issuer and aggrieved Securitization Bondholders could seek to enjoin enforcement of the state legislation by suing individual officers under Ex Parte Young and 42 U.S.C. § 1983.

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3.	Conclusion

Based on our analysis of relevant judicial authority, as set forth above, it is our opinion, subject to all of the qualifications, limitations and assumptions set forth in this opinion letter, that, under the Federal Takings Clause, a reviewing court would hold that the State would be required to pay just compensation to Securitization Bondholders if the State’s repeal, amendment, or modification of the Securitization Provisions of the Securitization Act, other action in violation of the Pledge, or recission or amendment of the Financing Order constitutes a permanent appropriation of a substantial property interest of the Securitization Bondholders in the Securitization Property and deprives the Securitization Bondholders of their reasonable expectations arising from their investments in the Securitization Bonds. There can be no assurance, however, that any such award of just compensation would be sufficient to pay the full amount of principal of and interest on the Securitization Bonds.

GENERAL MATTERS

We note that judicial analysis of issues relating to the Federal Contract Clause and the Federal Takings Clause has typically proceeded on a case-by-case basis and that the courts’ determinations, in most instances, are usually strongly influenced by the facts and circumstances of the particular case. We further note that there are no reported controlling judicial precedents of which we are aware directly on point. Our analysis is necessarily a reasoned application of judicial decisions involving similar or analogous circumstances. Moreover, the application of equitable principles (including the availability of injunctive relief or the issuance of a stay pending appeal) is subject to the discretion of the court which is asked to apply them. We cannot predict the facts and circumstances which will be present in the future and may be relevant to the exercise of such discretion. The foregoing opinions are based upon our evaluation of existing judicial decisions and arguments related to the factual circumstances likely to exist at the time of a Federal Contract Clause or Federal Takings Clause challenge to a law passed by the State legislature; such precedents and such circumstances could change materially from those discussed above in this opinion letter. Consequently, there can be no assurance that a court will follow our reasoning or reach the conclusions which we believe current judicial precedent supports. It is our and your understanding that none of the foregoing opinions is intended to be a guaranty as to what a particular court would actually hold; rather each such opinion is only an expression as to the decision a court should reach if the issue were properly prepared and presented to it and the court followed what we believe to be the applicable legal principles under existing judicial precedent. The recipients of this opinion letter should take these considerations into account in analyzing the risks associated with the subject transaction or other action of the State.

This opinion letter is limited to the federal laws of the United States of America.

Notwithstanding the above, we hereby consent to the Issuer posting a copy of this opinion letter on any password-protected website maintained by the Issuer pursuant to a commitment of the Issuer to any nationally recognized statistical rating organization (“NRSRO”) relating to the Securitization Bonds in accordance with 17 CFR 240.17g-5(a)(3) to which only NRSROs are granted access that provide the Issuer with a certification required by subsection (e)

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of Rule 17g-5 under the Securities Exchange Act of 1934, as amended, and agrees to keep this opinion letter confidential as contemplated by Rule 17g-5; provided that, notwithstanding such consent to posting, such posting shall not entitle anyone other than the persons listed in the attached Appendix A to rely on this opinion letter and each such NRSRO, by accessing a copy of this opinion letter, will be deemed to have agreed to comply with the terms of this paragraph.

This opinion letter is being delivered solely for the benefit of the persons to whom it is addressed. We assume no obligation to update or supplement the opinions or statements expressed herein to reflect any facts or circumstances which may hereafter come to our attention with respect to such opinions or statements, including any changes in applicable law which may hereafter occur.

Very truly yours,

/s/ Baker Botts L.L.P.

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APPENDIX A

U.S. Bank Trust Company, National Association, as Trustee

Moody’s Investors Service, Inc.

Attention: ABS Monitoring Department

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Standard & Poor’s Ratings Group, Inc.

Attention: ABS Monitoring Department

55 Water Street,

New York, New York 10041

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013